                                                                    Exhibit 4(d)
[LOGO OF
JOHN HANCOCK  Variable Life Insurance Company
APPEARS HERE]


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NURSING HOME WAIVER OF CONTINGENT DEFERRED SALES LOAD ("CDSL") RIDER WAIVER OF
CDSL IN EVENT OF OWNER'S CONFINEMENT TO NURSING HOME FACILITY AS DEFINED AND LIMITED
--------------------------------------------------------------------------------

We agree, subject to the terms and conditions of this Rider and the certificate, to waive any applicable Contingent Deferred Sales Load ("CDSL") prior to the date annuity payments have commenced if beginning at least 30 days after the Date of Issue all of the following conditions have been met:

1. you become confined to a Nursing Home Facility for at least 90 consecutive days;

2. you are receiving Skilled Nursing Care;

3. such Skilled Nursing Care is based on a Physician's plan in accordance with accepted standards of medical practice, and is Medically Necessary;

4. such Skilled Nursing Care is needed because of your inability to perform at least two of the Activities of Daily Living without Human Assistance because of either Physical Impairment or Cognitive Impairment;

5. such Skilled Nursing Care is received while the certificate is in force, and is not assigned; and

6. the written request for a withdrawal and adequate proof of confinement on a form satisfactory to us is received by us no later than 90 days after discharge from a Nursing Home Facility.

This Rider is made a part of the certificate to which it is attached, in consideration of: (a) the application, a copy of which is attached to and made a part of the certificate; and (b) payment of the applicable rider charge as shown on page 3 of the certificate. This Rider may not be issued subsequent to the Date of Issue of the certificate.

Definitions

"Activities of Daily Living" means the following activities:

Dressing, which means your ability to get clothes from closets or drawers and put them on and take them off, including undergarments, outer garments, and the use of fasteners and braces, if worn. Dressing includes the ability to fasten your shoes and to put on and take off any artificial limbs.

Eating, which means feeding yourself once the meal has been prepared and made available. Feeding yourself is specifically the ability to bring food, including beverages, to your mouth and the ability to chew and swallow food. Eating includes your ability to administer yourself any tube feedings or nutrition through a catheter into the blood stream, if required. Eating does not include the preparation of food.

Toileting, which means your ability to get to and from the toilet, get onto and off of the toilet, clean oneself after elimination, perform associated personal hygiene, and adjust your clothing after toileting. If you have an ostomy or catheter, toileting includes your ability to empty the ostomy equipment.

Transferring from bed to chair, which means your ability to get into or out of a bed of chair even if you use canes, quad canes, walkers, crutches, grab bars or other support devices.

Maintaining continence, which means your ability to maintain control of urination and bowel movements. Maintaining continence includes your ability to use ostomy supplies or other devices such as catheters.

"Cognitive Impairment" means loss of intellectual functioning (such as thinking, remembering, and reasoning) which interferes with a person's ability to perform the Activities of Daily Living. An individual with a Cognitive Impairment would require Human Assistance in the form of verbal direction and/or supervision in order to perform the Activities of Daily Living.



NURSC96                                                                  VNH01

"Human Assistance" means physical, hands on, assistance in the case of Physical Impairment or verbal direction or supervision in the case of a Cognitive Impairment, which helps another person to perform Activities of Daily Living.

"Medically Necessary" means appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.

"Nursing Home Facility" means a facility which meets all of the following requirements:

1. it is located in the United States or its territories;

2. it is licensed and operated to provide Skilled Nursing Care for a charge including room and board, according to the laws of the jurisdiction in which it is located;

3. it must administer programs of treatment and observation that are ordered by and are part of a Physician's plan of care;

4. it provides Skilled Nursing Care under the supervision of a registered nurse
   (RN); and

5. can accommodate three or more persons.

Nursing Home Facility does not include any of the following:

 . any home health care, including a place owned or operated by your spouse, children, parents, grandparents, grandchildren, siblings, or in-laws;

 .  a hospital, regardless of whether it provides Skilled Nursing Care;

 . a rest home, adult day care center, or assisted care living facility that does not provide, as its primary function, Skilled Nursing Care.

"Physical Impairment" means a loss of physical functioning which interferes with a person's ability to perform the Activities of Daily Living. A person with a physical impairment would require hands-on Human Assistance in order to perform the Activities of Daily Living.

"Physician" is a licensed medical doctor (MD) or a licensed doctor of osteopathy
(DO) practicing within the scope of his or her license. Physician does not include you, a spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Skilled Nursing Care" means nursing care that meets all of the following requirements:

1. its primary function is to provide daily professional nursing care for your benefit.

2. it is performed under the orders of a Physician;

3. it is performed by a registered nurse, licensed vocational nurse, licensed practical nurse, physical therapist, occupational therapist, speech therapist, respiratory therapist, or registered dietician;

4. it is available on a 24-hour basis.


"You" and "Your" mean the Participant as shown on page 3 of the certificate.



NURSC96                                                                   VNH02

Termination

This Rider will terminate on the earliest of the following:

1. termination of the certificate;

2. the lapse or exchange of the certificate;

3. your written request to discontinue the Rider;

4. the Annuitant's death;

5. the Date of Maturity of the certificate.

Signed for the Company at Boston, Massachusetts.


                                   Secretary



NURSC96                                                                   VNH03

[LOGO OF
JOHN HANCOCK  Variable Life Insurance Company
APPEARS HERE]


--------------------------------------------------------------------------------
NURSING HOME WAIVER OF CONTINGENT DEFERRED SALES LOAD ("CDSL") RIDER WAIVER OF CDSL IN EVENT OF OWNER'S CONFINEMENT TO NURSING HOME FACILITY AS DEFINED AND LIMITED
--------------------------------------------------------------------------------

We agree, subject to the terms and conditions of the Rider and the certificate, to waive any applicable Contingent Deferred Sales Load ("CDSL") prior to the date annuity payments have commenced if beginning at least 30 days after the Date of Issue all of the following conditions have been met:

1. the Participant becomes confined to a Nursing Home Facility for at least 90 consecutive days;

2. the Participant is receiving Skilled Nursing Care;

3. such Skilled Nursing Care is based on a Physician's plan in accordance with accepted standards of medical practice, and is Medically Necessary;

4. such Skilled Nursing Care is needed because of the Participant's inability to perform at least two of the Activities of Daily Living without Human Assistance because of either Physical Impairment or Cognitive Impairment;

5. such Skilled Nursing Care is received while the certificate is in force, and is not assigned; and

6. the written request for a withdrawal and adequate proof of confinement on a form satisfactory to us is received by us no later than 90 days after discharge from a Nursing Home Facility.

The Rider is made a part of the certificate to which it is attached, in consideration of: (a) the application, a copy of which is attached to and made a part of the certificate; and (b) payment of the applicable rider charge as shown on page 3 of the certificate. The Rider may not be issued subsequent to the Date of Issue of the certificate.

Definitions

"Activities of Daily Living" means the following activities:

Dressing, which means the Participant's ability to get clothes from closets or drawers and put them on and take them off, including undergarments, outer garments, and the use of fasteners and braces, if worn. Dressing includes the ability of the Participant to fasten shoes and to put on and take off any artificial limbs.

Eating, which means feeding oneself once the meal has been prepared and made available. Feeding oneself is specifically the Participant's ability to bring food, including beverages, to the Participant's mouth and the ability to chew and swallow food. Eating includes the Participant's ability to administer to oneself any tube feedings or nutrition through a catheter into the blood stream, if required. Eating does not include the preparation of food.

Toileting, which means the Participant's ability to get to and from the toilet, get onto and off of the toilet, clean oneself after elimination, perform associated personal hygiene, and adjust one's clothing after toileting. If Participant has an ostomy or catheter, toileting includes the Participant's ability to empty the ostomy equipment.

Transferring from bed to chair, which means the Particpant's ability to get into or out of a bed of chair even if the Participant uses canes, quad canes, walkers, crutches, grab bars or other support devices.

Maintaining continence, which means the Participant's ability to maintain control of urination and bowel movements. Maintaining continence includes the Participant's ability to use ostomy supplies or other devices such as catheters.

"Cognitive Impairment" means loss of intellectual functioning (such as thinking, remembering, and reasoning) which interferes with a person's ability to perform the Activities of Daily Living. An individual with a Cognitive Impairment would require Human Assistance in the form of verbal direction and/or supervision in order to perform the Activities of Daily Living.



NURSG96                                                                   VNH01

"Human Assistance" means physical, hands on, assistance in the case of Physical Impairment or verbal direction or supervision in the case of a Cognitive Impairment, which helps another person to perform Activities of Daily Living.

"Medically Necessary" means appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.

"Nursing Home Facility" means a facility which meets all of the following requirements:

1. it is located in the United States or its territories;

2. it is licensed and operated to provide Skilled Nursing Care for a charge including room and board, according to the laws of the jurisdiction in which it is located;

3. it must administer programs of treatment and observation that are ordered by and are part of a Physician's plan of care;

4. it provides Skilled Nursing Care under the supervision of a registered nurse
   (RN); and

5. can accommodate three or more persons.

Nursing Home Facility does not include any of the following:

 . any home health care, including a place owned or operated by the Participant's spouse, children, parents, grandparents, grandchildren, siblings, or in-laws;

 .  a hospital, regardless of whether it provides Skilled Nursing Care;

 . a rest home, adult day care center, or assisted care living facility that does not provide, as its primary function, Skilled Nursing Care.

"Physical Impairment" means a loss of physical functioning which interferes with a person's ability to perform the Activities of Daily Living. A person with a physical impairment would require hands-on Human Assistance in order to perform the Activities of Daily Living.

"Physician" is a licensed medical doctor (MD) or a licensed doctor of osteopathy
(DO) practicing within the scope of his or her license. Physician does not include the Participant, the Participant's spouse, children, parents, grandparents, grandchildren, siblings, or in-laws.

"Skilled Nursing Care" means nursing care that meets all of the following requirements:

1. its primary function is to provide daily professional nursing care for the Participant's benefit.

2. it is performed under the orders of a Physician;

3. it is performed by a registered nurse, licensed vocational nurse, licensed practical nurse, physical therapist, occupational therapist, speech therapist, respiratory therapist, or registered dietician;

4. it is available on a 24-hour basis.



NURSG96                                                                   VNH02

Termination

The Rider will terminate on the earliest of the following:

1. termination of the certificate;

2. the lapse or exchange of the certificate;

3. the Participant's written request to discontinue the Rider;

4. the Annuitant's death;

5. the Date of Maturity of the certificate.

Signed for the Company at Boston, Massachusetts.


                                   Secretary



NURSG96                                                                    VNH03